Exhibit 99.1

Virage Logic Revokes Proposal to Acquire LogicVision

FREMONT, Calif.--(BUSINESS WIRE)--December 17, 2008--Virage Logic Corporation (NASDAQ: VIRL) today announced that earlier today the company sent a letter to the Board of Directors of LogicVision, Inc. (NASDAQ: LGVN) to inform them that Virage Logic is revoking its proposal to acquire the company for $1.05 per share in cash. The proposal, made public on December 3, 2008, offered a premium of 114% to LogicVision’s closing price of $0.49 on December 1, 2008, and valued LogicVision at approximately $10.0 million.

The text of the letter that was sent to LogicVision’s Board of Directors follows:

December 17, 2008

Board of Directors

LogicVision, Inc.

25 Metro Drive, Third Floor

San Jose, CA 95110

      Dear Sirs:

      As you know, it has been two weeks since our formal letter to you on
      December 2nd and over a month since our initial communication to you on November 10th regarding a potential acquisition of
      LogicVision, Inc. (“LogicVision”) by Virage Logic Corporation
      (“Virage”). When submitted on December 2nd, our
      offer of $1.05 per share represented a premium of 114% to the closing price for LogicVision's stock as of December 1, 2008. Our willingness to offer such a premium reflected our belief in the significant value an acquisition of LogicVision would bring to Virage Logic. It appears, however, that you have no serious interest in engaging in discussions with us regarding our proposal, despite the obvious benefit to
      LogicVision’s stockholders. The decision by the LogicVision Board of
      Directors to adopt a stockholders’ rights plan is a further indication that you are not willing to submit our proposal to LogicVision’s stockholders.

      To date we have invested considerable time and resources in evaluating the prospective benefits and risks of an acquisition of LogicVision. We are no longer willing to continue to do so given the lack of any significant progress to date in advancing to substantive discussions.
      Accordingly, we are withdrawing our prior offer to acquire LogicVision at $1.05 per share. We continue to believe that our offer provided your stockholders with full and fair value for their shares, and you have unfortunately foreclosed the ability of your stockholders to realize this value.

      Sincerely yours,

      VIRAGE LOGIC CORPORATION

      /s/J. Daniel McCranie

      J. Daniel McCranie

      Executive Chairman

      cc: Alex Shubat

      About Virage Logic

      Virage Logic is a leading provider of semiconductor intellectual property (IP) for the design of complex integrated circuits. The company’s highly differentiated product portfolio includes embedded
      SRAMs, embedded NVMs, embedded test and repair, logic libraries, memory development software, and DDR memory controller subsystems. As the industry’s trusted semiconductor IP partner, foundries, IDMs and fabless customers rely on Virage Logic to achieve higher performance, lower power, higher density and optimal yield, as well as shorten time-to-market and time-to-volume. For further information, visit www.viragelogic.com.

      Safe Harbor Statement under the Private Securities Litigation Reform
      Act of 1995:

      Statements in this press release, including those regarding Virage
      Logic’s previous proposal to acquire LogicVision Corporation, may contain forward-looking statements within the meaning of the Private
      Securities Litigation Reform Act of 1995. Words such as “anticipate”,
      “believe”, “expect”, “intend”, “estimate” (and the negative of any of these terms), “future” and similar expressions help identify forward-looking statements. These forward-looking statements are subject to business and economic risk and reflect the current expectations of
      Virage Logic’s management, as applicable, and involve subjects that are inherently uncertain and difficult to predict. Actual results could differ materially from these forward-looking statements because of factors and risks including those described in Virage Logic’s
      Annual Report on Form 10-K for the period ended September 30, 2008, and in Virage Logic’s other periodic reports filed with the SEC, all of which are available from Virage Logic’s website (www.viragelogic.com)
      or from the SEC’s website (www.sec.gov), and in news
      releases and other communications. If any of these risks or uncertainties materialize, the potential benefits of an acquisition may not be realized, Virage Logic’s operating results and financial performance could suffer, and actual results could differ materially from the expectations described in these forward-looking statements. Virage
      Logic undertakes no duty to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

      CONTACT:
Virage Logic Corporation
Brian Sereda, 510-360-8017
brian.sereda@viragelogic.com